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                    CONFIDENTIAL TREATMENT - REDACTED VERSION

                           Memorandum of Understanding
                                     between
                       SkillsVillage.com ("SkillsVillage")
                                       and
                     Changepoint Corporation ("Changepoint")

This Memorandum of Understanding ("MOU") contains a statement of the understandings between SkillsVillage.com and Changepoint Corporation (collectively the "Parties") with regard to the objectives stated below. The parties intend to use reasonable efforts and exercise good faith to be consistent with the intentions and coverage of this MOU.

     1.   OBJECTIVE

          a) The objective of this MOU is to establish a non-exclusive strategic partnership between the parties to allow users to access each other's web sites and for the parties to cooperate in marketing each other's products and/or services.

          b) The two parties will cooperate (responsibilities detailed below) to develop functionality that will allow a Changepoint or MyChangepoint user to interact with the SkillsVillage products and services to utilize the services of SkillsVillage such as selection of personnel. At a minimum it is envisioned that a user of Changepoint will have the capability within Changepoint to send a resource requirement to SkillsVillage and receive a list of available personnel meeting the specifications. The interface will also allow the user to request detailed information on any of the available personnel on the list.

          c) There are a number of additional opportunities for interaction between the two party's products and services that are being discussed, and will be developed as soon as feasible. One of these functions is the capability to pass time reports and other information between the systems. The parties agree to continue to explore opportunities that will benefit the joint user community of the parties.


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     2.   UNDERSTANDINGS

          The parties anticipate that the terms and conditions of this MOU will include, but need not be limited to, the following:

          Changepoint agrees to the following criteria:

          (a) Feature SkillsVillage prominently on WWW.CHANGEPOINT.COM in such areas where appropriate.

          (b) Provide direct links to WWW.SKILLSVILLAGE.COM from within the Changepoint applications or develop functionality based on API specifications to be provided by SkillsVillage that will allow for direct interaction. The intellectual property rights for functionality developed by Changepoint will remain the sole property of Changepoint.

          (c) Changepoint will provide SkillsVillage its logo to be used to co-brand any Skillsvillage.com pages viewed through the SkillsVillage web site.

          (d) Work with SkillsVillage on a co-marketing plan to expand the reach in each other's markets.

          SkillsVillage agrees to the following criteria:

          (a) Changepoint shall be prominently featured on WWW.SKILLSVILLAGE.COM in such areas as Resource Center and other areas where appropriate.

          (b) Provide specifications of API's and reasonable technical assistance to Changepoint to allow development of the interfaces between the products and thereafter to support new releases. The intellectual property rights for functionality developed by SkillsVillage will remain the sole property of SkillsVillage.

          (c) Provide direct links to WWW.CHANGEPOINT.COM or WWW.MYCHANGEPOINT.COM as appropriate.

          (d) SkillsVillage will create a Changepoint co-branded landing page, which will be used when Changepoint users click through to WWW.SKILLSVILLAGE.COM.

          (e) Work with Changepoint on a co-marketing plan to expand the reach in each other's markets.


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                              CONFIDENTIAL TREATMENT

     3.   TRANSACTION FEES

          SkillsVillage agrees to pay the following transaction fees to Changepoint on a quarterly basis:

          (a)  ***

          (b)  ***

          All fees are to be paid to Changepoint for any transaction made against a Changepoint referral within a 12 (twelve) month period of that referral.

          Either party can request that the value of the transaction fees in (a) and (b) above will be reviewed in good faith on the semi-annual or annual anniversary of this agreement, based on changes in volume of business volume generated or changes in the established market prices for similar services.

     4.   PUBLIC ANNOUNCEMENTS

          Prior to the execution of this MOU by the Parties, neither party shall make any public announcement about this MOU or the parties' discussions without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. . The content of the press release will be agreed upon by both parties. In addition, each party may issue individual press releases concerning the execution of this MOU with prior written approval from the other party.

     5.   EXPENSES

          Each of the Parties agrees to pay all costs it incurs in connection with this MOU and the publishing of logos on each parties respective web site.

     6.   CONFIDENTIALITY

          This MOU and all information exchanged pursuant to this MOU (whether in tangible or intangible form) shall be held confidential by the Parties unless written permission is granted from the other party.

     7.   TERM AND TERMINATION

          This Agreement will remain in effect for one (1) year after the Effective Date, and shall automatically renew for additional one-year periods, unless terminated by either party by written notice to the other party at least thirty (30) days prior to the end of the then-current term. Six months form the commencement of the


*** The omitted material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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          Agreement, SkillsVillage and Changepoint will revisit the terms of this Agreement.

          7.1 If either party commits any material breach of any material provision of this Agreement, the other party will have the right to terminate this Agreement by written notice unless the breaching party remedies such breach within thirty (30) calendar days after receiving written notice from the non breaching party describing such breach in detail.

          7.2 Either party shall have the right to terminate this Agreement, without cause, within (30) thirty days of written notice of such termination to the other party.

          7.3 Either party may terminate this Agreement immediately if the other party ceases conducting business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, avails itself of or becomes subject to any petition or proceeding under any statute of any state or country relating to insolvency or the protection of the rights of creditors, or any other insolvency or bankruptcy proceeding or other similar proceeding for the settlement of the other party's debt is instituted.

          7.4 Upon any expiration or termination of this Agreement, all licenses granted hereunder and all other the rights and obligations of the parties under this Agreement will terminate. In addition, each party will cease display of the other party's icons, links, logos, and marks on its web sites, and each party shall promptly remove the other party's materials from its servers and all marketing and promotional materials. Affiliate is only eligible to earn referral fees on revenues earned during the term of this Agreement from qualifying transactions.

     8.   LEGAL EFFECT, LEGAL APPROVALS

          This MOU sets forth the current intentions of the parties with respect to the activities described, but in no way gives rise to any legal obligations other than the confidentiality obligations set forth above.


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IN WITNESS WHEREOF, the parties have caused this MOU to be executed by their respective authorized representatives as of the latter of the two dates set forth below.


SKILLSVILLAGE.COM                       CHANGEPOINT CORPORATION

By:    /s/ Kevin Kennedy                By:    /s/ Harvey Gordon
      ------------------------------          -----------------------------

Name:  Kevin Kennedy                    Name:  Harvey Gordon
      ------------------------------          -----------------------------

Title: VP, Business Development         Title: VP, Business Development
      ------------------------------          -----------------------------

Date:  2/4/00                           Date:  2/5/00
      ------------------------------          -----------------------------


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